UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 14, 2010, TransDigm Group Incorporated (“TransDigm Group” or the “Company”) issued a press release announcing the completion of its previously announced offering of $1.55 billion of 7.75% Senior Subordinated Notes due 2018. A copy of this press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

On December 14, 2010 the Company also issued a press release announcing that the Company has accepted for purchase approximately $968 million aggregate principal amount of its 7 3/4% Senior Subordinated Notes due 2014 representing all that were validly tendered and not validly withdrawn at or prior to 5:00 p.m. New York City time, on December 13, 2010 pursuant to the Company’s previously announced cash offers to purchase and consent solicitations for any and all of its outstanding 2014 Notes. A copy of this press release is furnished with this Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release issued December 14, 2010.
99.2	Press Release issued December 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: December 14, 2010

Exhibit Index

Exhibit No.	Description
99.1 99.2	Press Release issued December 14, 2010. Press Release issued December 14, 2010.